UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-14273	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strawinskylaan 913 Tower A, Level 9 1077 XX Amsterdam The Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (31-20) 420-3191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value EUR 0.02)	CLB	New York Stock Exchange
Common Stock (Par Value EUR 0.02)	CLB	Euronext Amsterdam Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 22, 2020, Core Laboratories N.V. (the “Company”) issued a press release announcing its financial results for the first quarter of 2020. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

The information in this Report and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Update on Departure of David Demshur

The Company previously announced that, effective as of the conclusion of the 2020 annual shareholders’ meeting on May 20, 2020 (the “2020 Annual Meeting”), David Demshur will retire from his role as Chief Executive Officer and Chairman of the Supervisory Board, but that he would remain employed by the Company to support the transition until his retirement on December 31, 2020. Mr. Demshur, in support of the Company’s cost-reducing efforts based upon the industry market conditions, is accelerating his retirement from the Company, to be effective May 29, 2020, following the scheduled annual shareholder meeting on May 20, 2020. He will continue to be available, as needed, to support the transition to the new management team. As previously announced, Lawrence Bruno will assume the additional roles of CEO and Chairman of the Supervisory Board upon Mr Demshur’s retirement.

Mr. Demshur’s retirement is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 8.01 Other Events.

The following risk factor supplements the “Risk Factors” section in Part 1, Item 1A, of Core Laboratories’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019:

Global pandemic caused by the spread of COVID-19

The vast and accelerated spread of the COVID-19 virus has resulted in significant disruptions to the global economy. The retraction and, in some instances shutting-down of certain countries or regions has and will continue to have a very significant impact to both international and domestic organizations. Core Laboratories is considered an essential business associated with the energy industry, and thus operations have continued throughout the pandemic mitigation actions across the globe. The recent events and impact to the global economy associated with COVID-19 have resulted in an elevated level of risk for several of the topics described in the “Item 1A - Risk Factors" in our 2019 Annual Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1Press release issued on April 22, 2020 *

104Cover Page Interactive Data File (embedded within the Inline XBRL document).

* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Exchange Act.

CORE LABORATORIES N.V.

EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

99.1	Press release issued on April 22, 2020 *
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: April 22, 2020	By	/s/ Christopher S. Hill
Christopher S. Hill
Chief Financial Officer